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                         PROMISSORY NOTE
                                OF
                      MAXAM GOLD CORPORATION
                        A Utah Corporation

     MAXAM GOLD CORPORATION (MAXAM), a Utah corporation, hereby establishes a line of credit with PHOENIX INTERNATIONAL MINING, INC. (PHOENIX), a Nevada corporation, in which MAXAM may borrow, from time to time in varying amounts, up to the sum of Two Million Dollars ($2,000,000.00), within two years from the date of this document with interest thereon at the rate of one (1) percent per month, or as mutually agreed upon at the time, on the outstanding balance.

     Said note will be paid at the discretion of MAXAM with payments first being applied to accrued interest and then to principle, (or as agreed upon in writing between the parties), with the full amount of interest and principle outstanding due not later than five years from the date of this document.

     IN WITNESS WHEREOF, MAXAM GOLD CORPORATION, a Utah corporation, has caused this notices to be executed by its duly authorized Officer.

May 9, 1997

                              MAXAM GOLD CORPORATION

                              BY: /s/ Dale L. Runyon, CEO

(SEAL) - no seal

(Acknowledgement) - no acknowledgement